Exhibit 10.2
December 22, 2008
Mr. Jeff M. Framer
c/o Image Entertainment, Inc.
20525 Nordhoff Street, Suite 200
Chatsworth, CA 91311
Re: Amendment to Employment Letter Agreement
Dear Jeff:
This amendment letter shall confirm that the Term of your Employment Letter Agreement with Image Entertainment, Inc. (“Image”) will be extended by ninety (90) days. Accordingly, the “Term” of the Employment Letter Agreement will now expire on June 29, 2009 and any notice for extending the Term in the future shall be communicated to you in writing by no later than March 31, 2009 (three months prior to the expiration of this extended Term).
All other terms of the Employment Letter Agreement shall remain in full force and effect. This amendment letter contains the entire agreement of the parties with respect to the subject matter herein. This amendment letter may only be modified in writing, signed by you and a duly authorized representative of Image’s Board of Directors.
If you wish to accept this extension of the Term of your Employment Letter Agreement, please so indicate by signing below.
Sincerely,
/s/ ROBERT MCCLOSKEY
Robert McCloskey
Director and Chairman of the
Compensation Committee of
the Board of Directors
THE ABOVE IS ACCEPTED AND AGREED.

/s/ JEFF M. FRAMER	12/22/08

JEFF M. FRAMER	DATE